SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 13, 2012

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer Employer
Number	Principal Executive Offices and Telephone	Identification
	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
      Arrangement of a Registrant.

On April 13, 2012, Nevada Power Company d/b/a NV Energy (“NPC”), a wholly-owned subsidiary of NV Energy, Inc., borrowed $120 million at a rate of 1.75% under its $500 million revolving credit facility with Wells Fargo Bank National Association, as administrative agent, to fund the principal and interest payment of approximately $130 million for the current maturity of its 6.5% General and Refunding Mortgage Bonds, Series I, due April 15, 2012 (the “Series I Bonds”).  The remaining $10 million outstanding on the Series I Bonds was paid with available cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc.
(Registrant)

Date: April 17, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company d/b/a NV Energy
(Registrant)

Date: April 17, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer